UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 5, 2013

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On November 5, 2013, Seagate HDD Cayman (“Seagate HDD”), an exempted company with limited liability organized under the laws of the Cayman Islands and an indirect subsidiary of Seagate Technology plc (the “Company”), issued $800 million in aggregate principal amount of 3.75% Senior Notes due 2018 (the “Notes”), which mature on November 15, 2018, pursuant to an indenture, dated as of November 5, 2013 (the “Indenture”), among Seagate HDD, the Company and U.S. Bank National Association, as trustee (the “Trustee”) and a registration rights agreement, dated as of November 5, 2013 (the “Registration Rights Agreement”), among Seagate HDD, the Company and Morgan Stanley & Co. LLC as representative of the several initial purchasers (collectively, the “Initial Purchasers”).

Certain of the Initial Purchasers and their affiliates have provided in the past to the Company and its affiliates certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received customary fees and commissions. Affiliates of each of the Initial Purchasers act as lenders and affiliates of certain Initial Purchasers act as agents under our senior unsecured revolving credit facility. The Trustee is an affiliate of U.S. Bancorp Investments, Inc., one of the Initial Purchasers.

Indenture and Notes

The following is a brief description of the material provisions of the Indenture and the Notes. This description of the Indenture and the Notes contained herein is qualified in its entirety by the Indenture and the form of 3.75% Senior Note due 2018 (included in the Indenture), filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Interest

Interest on the Notes will be payable in cash semiannually on May 15 and November 15 of each year, commencing on May 15, 2014, to holders of record of the Notes on May 1 or November 1 immediately preceding the interest payment date.

Guarantee

The obligations of Seagate HDD pursuant to the Indenture, including any repurchase obligation resulting from a Change of Control Triggering Event (as defined in the Indenture), are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company (the “Guarantee”).

Ranking

The Notes are unsecured and will rank equally in right of payment with all of Seagate HDD’s other existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness of Seagate HDD. The Guarantee will rank equally in right of payment with all of the Company’s other existing and future unsecured indebtedness. The Notes will be effectively subordinated to the Company’s and Seagate HDD’s present and future secured debt, to the extent of the value of the assets securing that debt, and will be structurally subordinated to all present and future liabilities, including trade payables, of Seagate HDD’s subsidiaries that do not guarantee the Notes (including liabilities pursuant to guarantees of our senior unsecured revolving credit facility provided by certain of our subsidiaries).

Optional Redemption

At any time, upon not less than 30 nor more than 60 days’ notice, Seagate HDD may redeem some or all of the Notes at a ‘‘make-whole’’ redemption price. The ‘‘make-whole’’ redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate (as defined in the Indenture) plus 50 basis points. Accrued and unpaid interest, if any, will be paid to, but excluding, the redemption date.

Repurchase of Notes upon a Change of Control Triggering Event

Not later than 30 days following a Change of Control Triggering Event (as defined in the Indenture), Seagate HDD must make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The Notes will be subject to the covenants in the Indenture, which include limitations on liens, limitations on subsidiary debt, limitations on sale and lease-back transactions and limitations on consolidation, merger and conveyance, transfer and lease of assets. Seagate HDD is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Registration Rights Agreement

The Registration Rights Agreement provides that, if any Notes are not freely transferable by persons not affiliated with the Company or Seagate HDD (each, a “Registrable Security”) within 366 days after the original issuance date of the Notes, the Company and Seagate HDD are required to consummate no later than 451 days after the original issuance date of the Notes, an offer to exchange all Registrable Securities for a new issue of notes with substantially similar terms that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Exchange Offer Registration Statement (as defined in the Registration Rights Agreement).

If the Company and Seagate HDD fail to comply with certain of their obligations under the Registration Rights Agreement with respect to any Registrable Security (each, a “Registration Default”), then additional interest will accrue on such Registrable Security at a per annum rate of 0.25% for the first 90 days following such Registration Default, with such additional interest to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum rate of 1.00% per annum, provided that all additional interest will cease to accrue on such Registrable Security upon the earlier of (1) the date on which all Registration Defaults with respect to such Registrable Security have been cured or (2) the date on which such Registrable Security becomes freely transferable by non-affiliates pursuant to Rule 144 under the Securities Act.

The description of the Registration Rights Agreement above is a summary and is qualified in its entirety by the Registration Rights Agreement, filed as Exhibit 4.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture dated as of November 5, 2013, among Seagate HDD Cayman, as Issuer, Seagate Technology plc, as Guarantor, and U.S. Bank National Association, as Trustee.
4.2	Form of 3.75% Senior Note due 2018 (included in Exhibit 4.1).
4.3	Registration Rights Agreement dated as of November 5, 2013, among Seagate HDD Cayman, Seagate Technology plc and Morgan Stanley & Co. LLC.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending December 27, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this Current Report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this Current Report is contained in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 29, 2013 and the Company’s Annual Report on Form 10-K filed with the SEC on August 7, 2013, the “Risk Factors” section of which is incorporated into this Current Report by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ PATRICK J. O’MALLEY
	Name:	Patrick J. O’Malley
	Title:	Executive Vice President and Chief Financial Officer

Date: November 5, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of November 5, 2013, among Seagate HDD Cayman, as Issuer, Seagate Technology plc, as Guarantor, and U.S. Bank National Association, as Trustee.
4.2	Form of 3.75% Senior Note due 2018 (included in Exhibit 4.1).
4.3	Registration Rights Agreement dated as of November 5, 2013, among Seagate HDD Cayman, Seagate Technology plc and Morgan Stanley & Co. LLC.